Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-259869 on Form S-8 and Registration Statement No. 333-270299 on Form S-3 of our reports dated February 20, 2026, relating to the consolidated financial statements of Sylvamo Corporation and the effectiveness of Sylvamo Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Sylvamo Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touce LLP

Memphis, Tennessee
February 20, 2026